SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 06115-0470
DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 06106
PHONE: 860-509-6003 **WEBSITE:** www.concord-sots.ct.gov

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 81/2 X 11 SHEETS IF NECESSARY.

FILING PARTY *(CONFIRMATION WILL BE SENT TO THIS ADDRESS)*:

NAME: Edward B. Whittemore, Esq.

ADDRESS:
Murtha Cullina LLP
CityPlace I, 185 Asylum Street
CITY: Hartford

STATE: CT ZIP: 06103

FILING FEE: $100

MAKE CHECKS PAYABLE TO "SECRETARY OF THE STATE"

1. NAME OF CORPORATION:
Kaman Corporation

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):

☒ **A. AMENDED**

☐ **B. RESTATED**

☐ **C. AMENDED AND RESTATED**

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3. CHECK 3A OR 3B OR BOTH, AS APPROPRIATE.

☐ **3A. TEXT OF EACH AMENDMENT / RESTATEMENT:**

The Amended and Restated Certificate of Incorporation of Kaman Corporation is hereby amended as set forth in Exhibit A attached hereto.

PAGE 1 OF 2

FORM CAS-1-1.0
REV. 10/2014

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3B. ELECTION OF BENEFIT CORPORATION STATUS. (MUST check box 3B if electing Benefit Corporation Status.) The corporation elects to be a Benefit Corporation. In addition to the stated purposes for which the corporation is formed, the corporation shall also have the purpose to create a general public benefit as defined in the Connecticut Benefit Corporation Act. [NOTE: If the Benefit Corporation adopts one or more specific public benefits in addition to the required general public benefit, then the corporation must set forth the specific public benefit(s) in Box 3A, "TEXT OF EACH AMENDMENT/RESTATEMENT", above. If so, then BOTH Box 3A AND Box 3B should be checked on the form.] 4. VOTE INFORMATION (SELECT A, B, C OR D): A. THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION. B. THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED. C. THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED. D. THE AMENDMENT WAS APPROVED BY A MINIMUM STATUS VOTE, AS REQUIRED BY THE CONNECTICUT BENEFIT CORPORATION ACT. SELECT D IF A MINIMUM STATUS VOTE RESULTED IN THE ELECTION OF BENEFIT CORPORATION STATUS. 5. EXECUTION: DATED THIS 17th DAY OF April, 2019 NAME OF SIGNATORY CAPACITY/TITLE OF SIGNATORY SIGNATURE (print or type) Executive Vice President and Chief Robert D. Starr Financial Officer /s/ Robert D. Starr FORM CAS-1-1.0 PAGE 2 OF 2 REV. 10/2014 American LegalNet, Inc. www.FormsWorkFlow.com

Exhibit A AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF KAMAN CORPORATION (THE “RESTATED CERTIFICATE”) 1. Declassification of the Board of Directors. Clause 2 of Paragraph D of Article SEVENTH of the Restated Certificate is hereby deleted in its entirety and replaced with the following language: (2) Classes. Directors elected prior to the 2020 Annual Meeting of Shareholders shall continue to be, and are, divided into three classes, as nearly equal in number as possible, and shall hold office for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their respective elections and until their respective successors are duly elected and qualified. Directors elected at each Annual Meeting of Shareholders commencing with the Annual Meeting of Shareholders in 2020 shall hold office for a term of one year expiring at the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. 2. Implementation of Majority Voting for the Election of Directors. Clauses (4), (5) and (6) of Paragraph D of Article SEVENTH of the Restated Certificate are hereby renumbered as Clauses (5), (6) and (7) and the following new Clause (4) is hereby added to such Paragraph: (4) Election. At any meeting of shareholders at which directors may be elected each director nominee shall be elected by an affirmative vote of a majority of the votes cast with respect to such director nominee by the shareholders entitled to vote in the election at a meeting at which a quorum is present, unless the number of nominees exceeds the number of directors to be elected, in which case each director nominee shall be elected by a plurality of the votes of the shares properly represented and entitled to vote in the election at such meeting. “Votes cast” include votes “for” and “against”, but exclude abstentions and broker non-votes with respect to that director nominee’s election. In the event that a nominee is already a director of the corporation and does not receive a majority of the votes cast with respect to such nominee in an election where the number of nominees equals the number of directors to be elected, such nominee shall promptly tender his or her resignation to the Board of Directors for consideration. No shareholder shall have the right to cumulate votes in the election of directors. 9928906v3

3. Elimination of Supermajority Voting Provisions. Articles EIGHTH and NINTH of the Restated Certificate are hereby deleted in their entirety and replaced with the following language: EIGHTH In furtherance and not in limitation of the powers conferred by statute, a majority of the entire Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the corporation. As used in this Article EIGHTH, the term “entire Board of Directors” means the total number of directors which the corporation would have, as fixed by the Board of Directors under Paragraph D of Article SEVENTH of this Amended and Restated Certificate of Incorporation, if there were no vacancies. In addition, the Bylaws of the corporation may be amended, altered, repealed, or rescinded by the affirmative vote of the holders of a majority of all capital stock of the corporation which by its terms may be voted on all matters submitted to shareholders of the corporation generally, voting together as a single class at a duly called meeting of the shareholders of the corporation. NINTH Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of all capital stock of the corporation which by its terms may be voted on all matters submitted to shareholders of the corporation generally, voting together as a single class at a duly called meeting of the shareholders of the corporation, shall be required to amend, alter, repeal, rescind or adopt any provision inconsistent with Articles SEVENTH and EIGHTH of this Amended and Restated Certificate of Incorporation and this Article NINTH. The corporation expressly elects not to be governed by the provisions of Sections 33-797(f), 33-817(9), 33- 831(i) or 33-881(f) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997 with respect to approval of an amendment of a certificate of incorporation, a plan of merger or share exchange, a sale of assets other than in the ordinary course of business or dissolution. - 2 - 9928906v3